Exhibit 1.2

THE REGISTERED HOLDER OF THIS WARRANT MAY NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS WARRANT OR ANY OF THE UNDERLYING SECURITIES FOR A PERIOD OF ONE YEAR FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (DEFINED BELOW) OTHER THAN TO AN UNDERWRITER OR SELECTED DEALER, OR A BONA FIDE OFFICER, PARTNER OR EMPLOYEE OF AN UNDERWRITER OR SELECTED DEALER, IN CONNECTION WITH THE OFFERING (DEFINED BELOW).

LIGHTSPACE CORPORATION

Warrant for the Purchase of Units

            Units

For value received, LIGHTSPACE CORPORATION, a Delaware corporation (the “Company”), hereby certifies that GRIFFIN SECURITIES, INC., its designees and assigns, is entitled to purchase and receive from the Company, at any time or from time to time commencing August      , 2007 and prior to 5:00 PM, New York City time, on August      , 2011 (the “Expiration Date”)                         (            ) fully paid and non-assessable Units of the Company, each Unit consisting of (i) eight shares of Common Stock of the Company, par value $.0001 per share (“Common Stock”), (ii) eight warrants to purchase one share of Common Stock at $1.00 per share, (iii) two warrants to purchase one share of Common Stock at $1.25 per share, and (iv) two warrants to purchase one share of Common Stock at $1.63 per share, for a purchase price of $7.68 per Unit (the “Exercise Price”). The Units issuable upon the exercise of this Warrant are identical to the Units registered for sale to the public (the “Offering”) pursuant to the Company’s registration statement filed with the Securities and Exchange Commission (No. 333-131857) (the “Registration Statement”). The Exercise Price and the number of Units (and shares of Common Stock and Warrants underlying the Units) to be received upon exercise shall be subject to adjustment upon the occurrence of certain events specified herein. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. This Warrant is being issued and delivered pursuant to the Underwriting Agreement dated August           , 2006 between the Company and Griffin Securities, Inc. (the “Underwriting Agreement”).

1.             Exercise.

1.1          In order to exercise this Warrant, the exercise form attached hereto shall be duly executed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Units being purchased payable by certified check, official bank check or bank wire. This Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Warrant has not been exercised or assigned. If this Warrant shall not be exercised at or before 5:00 p.m., New York City Time, on the Expiration Date, this Warrant shall become and be void without further force or effect. If the Expiration Date is a day on which banking institutions in New York are authorized to close by law, then this Warrant may be exercised on the next succeeding day.

2.             Transfer and Assignment.

2.1.         This Warrant may be transferred or assigned by the registered Holder; provided, however, the Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Warrant or any securities underlying this Warant for a period of one year following the effective date of the Registration Statement other than to (i) an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer, partner or employee of any such underwriter or selected dealer. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed, together with the Warrant. The Company shall within three business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.             Lost Certificate.

3.1          Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

4              Adjustments.

4.1          Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Warrant and underlying securities shall be subject to adjustment from time to time as hereinafter set forth:

Stock Dividends, Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of such warrants.

Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of such warrants.

Reclassification, Reorganization, Merger. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by the preceding paragraphs hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by the preceding paragraphs hereof, then such adjustment shall be made pursuant to such paragraphs and this paragraph.. The provisions of this paragraph shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.2.         Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Units as are stated in the Warrant initially issued. The acceptance by any Holder of the issuance of new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

4.3          Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or warrants upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

4.4          Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to this section, send notice to the Holders of such event and change (a “Change Notice”). The Change Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

5.             Registration Rights.

5.1          Demand Registration.

The Company, upon written demand (an “Initial Demand Notice”) of the Holder(s) of at least 51% of this Warrant or Warrants and/or the underlying Units and/or the underlying securities, agrees to register on one occasion, all or any portion of the Warrants requested by such Holders in the Initial Demand Notice and all of the securities underlying such warrants, including the Units, Common Stock, the Warrants and the Common Stock underlying the warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement under the Securities Act of 1933, as amended (the “Act”) or a post-effective amendment to the Registration Statement covering the Registrable Securities within thirty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period of five years beginning on the Effective Date of the Registration Statement. The Company shall give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

The Company shall bear all fees and expenses in connection with registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the registration and sale of the Registrable Securities, but the Holders shall pay any underwriting commissions. The Company agrees to use its best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Holders; provided, however, that the Company shall not be required to register the Registrable Securities in a state in which such registration would cause the Company to be obligated to qualify to do business generally in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 5.1 to remain effective for a period of two (2) years from the effective date of such registration statement or post-effective amendment.

5.2          “Piggy-Back” Registration.

In addition to the demand right of registration, the Holders of the Purchase Options shall have the right for a period of seven years commencing on the Effective Date of the Registration Statement, to include the Registrable Securities as part of any other registration or registrations of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8). The Company shall bear all fees and expenses in connection with registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the registration and sale of the Registrable Securities, but the Holders shall pay any underwriting commissions related to the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities may exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities. The Company agrees, at its sole expenses, to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Holders; provided, however, that the Company shall not be required to register the Registrable Securities in a state in which such registration would cause the Company to be obligated to qualify to do business generally in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction.

5.3          Indemnification. The Company shall indemnify the Holders of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended, and any of their respective heirs, successors, assigns and transferees, and agents and representatives, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever) to which any of them may become subject under the Act, or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the underwriter contained in the Underwriting Agreement. The Holders of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, or otherwise, arising from information furnished by or on behalf of such Holders, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which the underwriter has agreed to indemnify the Company.

5.4.         Exercise of Purchase Options. Nothing contained herein shall be construed as requiring the Holder(s) to exercise their Warrants or warrants underlying this Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.5          Documents and Information. The Company shall furnish to Griffin Securities, Inc., as representative of the Holders participating in any of the foregoing registrations a signed counterpart, addressed to the participating Holders, of (i) an opinion of counsel to the Company and separate letter, dated the effective date of such registration statement, and (ii) a letter dated the effective date of such registration statement signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement and the prospectus included therein and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are set forth in the Underwriting Agreement. The Company shall also deliver promptly to Griffin Securities, Inc., as representative of the Holders participating in the offering, copies of the registration statement and all amendments and correspondence between the Commission and the Company respect to the registration statement and permit Griffin Securities, Inc., as representative of the Holders, to do such investigation with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

6.             Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant or the warrants underlying the Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying this Warrant and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Units and shares of Common Stock issuable upon exercise of the Warrants, and underlying securities, to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market, SmallCap Market, OTC Bulletin Board or any successor trading market) on which the Units, the Common Stock or the Warrants may then be listed and/or quoted.

7              Notices. All notices, requests and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, mailed by express mail or recognized courier service, or sent by facsimile transmission, with confirmation of receipt: (i) If to the registered Holder of the Warrant, to the address and/or fax number of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal office address or fax number or to such other address or and fax number as the Company may designate by notice to the Holders:

8.             Miscellaneous.

8.1          Amendments. The Company and Griffin Securities, Inc. may from time to time supplement or amend this Warrant without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Griffin Securities, Inc. may deem necessary or desirable and that the Company and Griffin Securities, Inc. deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

8.2          Headings. The headings contained herein are for convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

9.             Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.          Binding Effect. This Warrant shall inure to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representative and assigns.

11.          Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. Each of the Company and the Holders agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York located in New York County or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

12.          Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the        day of              , 2006.

LIGHTSPACE CORPORATION

By:

SUBSCRIPTION FORM

To Be Executed by the Registered Holder
in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

and be delivered to

(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

ASSIGNMENT

To Be Executed by the Registered Holder
in Order to Assign Warrants

FOR VALUE RECEIVED,                        , hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

                              of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints            Attorney to transfer this Warrant Certificate of the Company, with full power of substitution in the premises.

Dated:	X

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WR1TTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.